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                                                                  Exhibit 10.1

                                  AMENDMENT
                                      TO
                         AT&T WIRELESS SERVICES, INC.
                          DEFERRED COMPENSATION PLAN

      This Amendment is made to the AT&T Wireless Services, Inc. Deferred Compensation Plan, as most recently amended and restated effective January 1, 2002 (the "Plan"). All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1. EFFECTIVE MARCH 19, 2003, SECTION 4A.1 IS AMENDED BY MODIFYING SUBSECTIONS
(A) AND (B) THEREOF TO READ AS FOLLOWS:

            (a) the Matching Contributions (within the meaning of the 401(k)
      Plan) the Covered Employee would have received under the 401(k) Plan's formula for such Plan Year, based on both the Covered Employee's Pre-Tax Contributions to the 401(k) Plan and deferrals of Cash Compensation to this Plan, reduced by the amount of Matching Contributions allocated to the Covered Employee's 401(k) Plan accounts for such Plan Year; and

            (b) the Fixed Contributions and Employer Discretionary Contributions (within the meaning of the 401(k) Plan) the covered Employee would have received under the 401(k) Plan for such Plan year, but for the Covered Employee's deferral of Cash Compensation to this Plan or the limitations imposed by Sections 401(a)(17) and 415 of the Code.

2. EFFECTIVE MARCH 19, 2003, SECTION 6.8.5 IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

            6.8.5 NO VALID FORM OF PAYMENT ELECTION. In the event no valid Distribution Election for the applicable distribution event exists at the time of a Participant's death, Disability, Retirement, or Termination of Service, as applicable, distribution of the applicable Account shall be made in annual installments to the Participant (or the Participant's Beneficiary if the Participant is deceased) over a period of five (5) years. However, notwithstanding the foregoing sentence, distribution of the In-
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      Service Withdrawal Account and the 401(k) Make-Up Contributions Account
      shall be made in a lump sum in the event no valid Distribution Election exists at the time of a Participant's Termination of Service or death.

3. EFFECTIVE MARCH 19, 2003, SECTION 12.2 IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

      "Change in Control" means the happening of any of the following events:

            (a) any acquisition of securities or other transaction, arrangement or understanding, not approved in advance by the Incumbent Board (as defined in Section 12.2(b) below), by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (such individual, entity or group referred to herein as an "Entity") which would result in such Entity acquiring beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (referred to herein as "beneficial ownership") of 20% or more of either (i) the then outstanding Shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, any acquisition by: (A) the Company or (B) any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (each, an "Excluded Person");

            (b) during any period of two consecutive years, a change in the composition of the Board as constituted at the beginning of the two-year period, such that the individuals who, as of the beginning of the two-year period, constitute the Board (such Board shall be referred to herein as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that, except as set forth in the following sentence, for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election to the Board, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board.


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      Notwithstanding the proviso set forth in the preceding sentence, if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board, then such individual shall not be considered a member of the Incumbent Board. For purposes of this Section 12.2, if at any time individuals who initially assumed office as a result of or in connection with an arrangement or understanding between the Company and any Entity (an "Entity Designee") constitute at least one-half of the Board, none of such Entity Designees shall be considered a member of the Incumbent Board from that time forward;

            (c) either (i) the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"), or (ii) an acquisition by an Entity of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities, whether or not approved by the Incumbent Board, in either case as a result of or in connection with such Corporate Transaction or acquisition:

                  (A) three or fewer Entities beneficially own, directly or indirectly, 45% or more of, respectively, the Outstanding Company Common Stock or the Outstanding Company Voting Securities or of, respectively, the outstanding shares of common stock, or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")); excluding, however, the following: (x) any Excluded Person; (y) any Entity which has entered into an agreement with the Company pursuant to which such Entity has agreed not to acquire additional voting securities of the Company (other than pursuant to the terms of such agreement), solicit proxies with respect to the Company's voting securities or otherwise participate in any contest relating to the election of directors of the Company, or take other actions that could result in a change in control of the Company; and (z) any


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      Entity who is, or if such Entity beneficially owned 5% or more of the
      Outstanding Common Stock would be, eligible to report such Entity's beneficial ownership on Schedule 13G pursuant to the rules under Section 13(d) of the Exchange Act;

                  (B) the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the consummation of a Corporate Transaction (or the securities of the surviving corporation or, if applicable, Parent Company, issued to the holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities as a result of such Corporate Transaction) do not, immediately after the consummation of the Corporate Transaction, represent more than 55% of, respectively, the Outstanding Company Common Stock and Outstanding Company Voting Securities or of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving corporation resulting from such Corporate Transaction or, if applicable, of the Parent Company; or

                  (C) individuals who were members of the Incumbent Board immediately prior to such acquisition or the consummation of the Corporate Transaction will not, immediately after such acquisition or consummation of such Corporate Transaction, constitute at least a majority of the members of the Board or the board of directors of the surviving corporation resulting from such Corporate Transaction (or, if applicable, of the Parent Company);

            (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

            (e) the consummation of any other transaction which a majority of the Incumbent Board, in its sole and absolute discretion, shall determine constitutes an actual or de facto change in control, for purposes of this
      Section 12.2.

            Notwithstanding the foregoing, the split off of the AT&T Wireless group from AT&T Corp. pursuant to that Separation and Distribution Agreement dated as of June 4, 2001 between the Company and AT&T Corp. shall not be deemed a Change in Control.


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      The Company has caused this Amendment to be executed on the date indicated
below.

                                    AT&T WIRELESS SERVICES, INC.


Dated: May 20, 2003             By:  /s/ Susan Robboy
                                     ----------------------------------------
                                Its Vice President, Rewards & HRIM


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